Exhibit 9.19.1

                               Insurance

                             [See Attached]








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                             EXHIBIT 9.19.1
                               INSURANCE


         Insurance Coverage:              Carrier:                Policy             Agent           Address
         ------------------              -------                 ------             -----            -------
  1.     MalPractice Insurance          Mag Mautual Ins. Co.    104620             Tom Harkins      8 Piedmon Ctr
                                                                                                    Atlanta, GA 30355
  2.     Business Liability Insurance   State Farm Ins.         91-M1-1254-4       Robert Giganti   3145 Tucker Norcross Rd.
                                                                                                    Tucker, GA 30084
  3.     Worker's Compensation          Star Farm Ins.          91-ES-4565-1       Robert Giganti   3145 Tucker Norcross Rd.
                                                                                                    Tucker, GA 30084
  4.     Group Health Insurance         United Healthcare Ins.  CBPL 29200-25120    David Asbury    1360 Peachtree St.
                                                                                                    Atlanta, GA 30309
  5.     Group Life Insurance           United Healthcare Ins.  CBPL 29200-25120    David Asbury    1360 Peachtree St.
                                                                                                    Atlanta, GA 30309
  6.     Group Dental Insurance         The Guardian Co.        G-318872           David Asbury     1360 Peachtree St.
                                                                                                    Atlanta, GA 30309


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                 Phone
                 -----
  1.            404 842 5600

  2.            770 491 3999

  3.            770 491 3999

  4.            404 846 3000

  5.            404 846 3000

  6.            404 846 3000


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